UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2022

Monument Circle Acquisition Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39876	85-3252655
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One EMMIS Plaza, 40 Monument Circle Suite 700 Indianapolis, IN		46204
(Address of Principal Executive Offices)		(Zip Code)

(317) 266-0100

Registrant’s Telephone Number, Including Area Code:

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one warrant	MONCU	Nasdaq Capital Market
Shares of Class A common stock	MON	Nasdaq Capital Market
Warrants included as part of the units	MONCW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) includes or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon management's assumptions, expectations, projections, intentions and beliefs about future events. In some cases, predictive, future-tense or forward-looking words such as "intend," "plan," "may," "will," "project," "estimate," "anticipate," "believe," "expect," "continue," "potential," "opportunity," "forecast," "should" and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Additional factors that could cause actual results to difference materially from the results anticipated in these forward-looking statements are contained in Monument Circle Acquisition Corp.’s (the “Company”) periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”) under the heading “Risk Factors” and other filings that  the Company may make with the SEC. The Company cautions readers that the forward-looking statements included in this Report represent our estimates and assumptions only as of the date of this Report and are not intended to give any assurance as to future results. These forward-looking statements are not statements of historical fact and represent only our management's beliefs and expectations as of the date hereof, and involve risks and uncertainties that could cause actual results to differ materially and inversely from expectations expressed in or indicated by the forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, the Company cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. Accordingly, you should not unduly rely on any forward-looking statements.

        The Company undertakes no obligation to update or revise any forward-looking statements contained in this Report, whether as a result of new information, future events, a change in our views or expectations or otherwise.

Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2022, Monument Circle Acquisition Corp. (the “Company”) executed a Promissory Note (the “Note”) with Monument Circle Sponsor, LLC (the “Sponsor”) in the aggregate amount of up to $300,000 for the Company’s working capital needs.  The Note is without interest and matures on the earlier of (i) the date the winding up of the Company is effective or (ii) the date the Company completes its initial business combination, and may be prepaid by the Company at any time without premium or penalty.  Draws under the Note may be made by the Company upon five business days’ notice to the Sponsor in amounts of at least $10,000, and the Company expects to draw substantially the full amount of the Note.  Events of default under the Note consist of the failure to timely repay the Note at maturity, as well as voluntary or involuntary bankruptcy, reorganization, insolvency or similar actions.  The Sponsor retains the right but not the obligation to convert some or all of the unpaid principal under the Note into warrants exercisable for one share of Class A common stock of the Company at a rate of one warrant for every one dollar of principal converted.  These warrants are identical to the warrants issued to the Sponsor in the private placement that occurred upon consummation of the Company’s initial public offering.  The warrants are also entitled to demand and piggyback registration under terms consistent with the Registration Rights Agreement between the Company and the parties thereto, dated January 13, 2021.  In the Note, the Sponsor affirmatively waives any claims against the Company’s trust account.

The foregoing summary is qualified by reference to the Note, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure under Item 1.01 above which is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Promissory Note from Monument Circle Acquisition Corp and Monument Circle Sponsor, LLC, dated April 13, 2022.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MONUMENT CIRCLE ACQUISITION CORP.

Date: April 15, 2022	By:	/s/ J. Scott Enright
		Name:	J. Scott Enright
		Title:	Executive Vice President, General Counsel and Secretary